EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of The Topps Company, Inc. (the ‘‘Company’’) for the year ended March 3, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), Arthur T. Shorin, Chairman and Chief Executive Officer of the Company, and Catherine K. Jessup, Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2007	/s/ ARTHUR T. SHORIN
Arthur T. Shorin Chairman and Chief Executive Officer
Date: June 29, 2007	/s/ CATHERINE K. JESSUP
Catherine K. Jessup Vice President, Chief Financial Officer and Treasurer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.